Exhibit 10.3

ELEVENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Eleventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 17th day of September, 2014 by and among (i) SILICON VALLEY BANK, a California corporation (“Bank”) and (ii) CHANNELADVISOR CORPORATION, a Delaware corporation (“CAC”), MERCHANDISINGADVISOR CORPORATION, a Delaware corporation (“MAC”), CA MARKETPLACES, INC., a Delaware corporation (“CAM”), CHANNELADVISOR UK LIMITED., a private limited company incorporated and registered in England and Wales (“CA UK”) and CA WASHINGTON, LLC, a Delaware limited liability company (“CAW”, and together with CAC, MAC, CAM and CA UK, each a “Borrower” and collectively, the “Borrowers”).
RECITALS
A.    Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of December 23, 2009, as amended by a First Amendment to and Assumption of Loan and Security Agreement dated April 19, 2010, as amended by a Second Amendment to Loan and Security Agreement dated June 11, 2010, as further amended by a Third Amendment to Loan and Security Agreement dated December 23, 2010, as further amended by a Fourth Amendment to Loan and Security Agreement dated March 22, 2011, as further amended by a Fifth Amendment to Loan and Security Agreement, dated as of May 26, 2011, as further amended by a Joinder and Sixth Amendment to Loan and Security Agreement, dated as of June 15, 2011 as further amended by a Seventh Amendment to Loan and Security Agreement, dated as of July 26, 2012 as further amended by an Eighth Amendment to Loan and Security Agreement, dated as of June 17, 2013, as further amended by a certain Ninth Amendment to Loan and Security Agreement, dated as of July 16, 2013, and as further amended by a certain Tenth Amendment to Loan and Security Agreement, dated as of September 13, 2013 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to the Borrowers for the purposes permitted in the Loan Agreement.
B.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date of the revolving line of credit and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
C.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.1.1(c) of the Loan Agreement is amended in its entirety and is replaced with the following:
“(c)    Termination Prior to Revolving Line Maturity Date. The Revolving Line may be terminated prior to the Revolving Line Maturity by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. If such termination is at Borrowers’ election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrowers shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee equal to Fifty Thousand Dollars ($50,000) (i.e. 0.50% of $10,000,000) (the “Early Termination Fee”); provided that no Early Termination Fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank.”
2.2    Section 2.3(a)(i) of the Loan Agreement is amended in its entirety and is replaced with the following:
“(i)    Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-quarter of one percent (0.25%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”
2.3    The Loan Agreement shall be amended by inserting the following new Section 2.4(e) immediately after Section 2.4(d) thereof:
“(e)    Unused Revolving Line Facility Fee. Payable monthly in arrears on the last day of the month in which the Eleventh Amendment Effective Date occurs, on the last day of each month occurring thereafter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to 0.15% per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding.”
2.4    Sections 6.2(a), 6.2(b) and 6.2(c) of the Loan Agreement are amended in their entirety and is replaced with the following:
“(a)    within thirty (30) days after the end of fiscal quarter, and with each request for a Credit extension (i) a Transaction Report, (ii) monthly accounts receivable agings, aged by invoice date, (iii) an accounts payable check payment list for the last week of the applicable month, (iv) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger and (v) a schedule of Deferred Revenue;
(b)    as soon as available, but no later than thirty (30) days after the end of each fiscal quarter of Borrower, a company prepared consolidated balance sheet and income statement covering Parent’s consolidated operations for the trailing three (3) month period certified by a Responsible Officer and in a form acceptable to Bank;
(c)    within thirty (30) days after the last day of each fiscal quarter and together with the financial statements required in Section 6.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent, certifying that as of the end of such fiscal quarter, Borrowers were in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such fiscal quarter there were no held checks;”
2.5    Section 6.6 of the Loan Agreement is amended in its entirety and is replaced with the following:
“6.6    Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses, which expenses shall be capped at $15,000 per annum, unless an Event of Default has occurred and is continuing. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”
2.6    Section 6.9 of the Loan Agreement is amended in its entirety and is replaced with the following:
“6.9    Financial Covenants.
(a)    Adjusted Quick Ratio. Maintain at all times, reported as of the last day of each fiscal quarter, on a consolidated basis with respect to Parent and its Subsidiaries, an Adjusted Quick Ratio of at least 1.10 to 1.00.”

2.7    Section 13.1 of the Loan Agreement shall be amended by inserting the following new terms, each in its applicable alphabetical order:
“Eleventh Amendment Effective Date” is September 17, 2014.
“Unused Revolving Line Facility Fee” is defined in Section 2.4(e).
2.8    The following term and its respective definition set forth in Section 13.1 is amended in its entirety and is replaced with the following:
“Adjusted Quick Ratio” is the ratio of (a) the sum of (i) Borrower’s unrestricted cash and unrestricted Cash Equivalents plus (ii) net billed accounts receivable; divided by (b) (i) Current Liabilities plus (ii) without duplication, all Obligations and liabilities of Borrower owed to Bank, including, without limitation, all issued and outstanding Letters of Credit and Bank Services, minus (iii) the current portion of Deferred Revenue.
“Revolving Line” is an Advance or Advances in an amount not to exceed Ten Million Dollars ($10,000,000) outstanding at any time.
“Revolving Line Maturity Date” is September 17, 2016.”
2.9    The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted in its entirety and is replaced with Exhibit B attached hereto.
3.    Limitation of Amendment.
3.1    The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants, jointly and severally, to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of the Borrowers previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrowers;
4.5    The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrowers, (b) any material contractual restriction with a Person binding on Borrowers, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers, or (d) the organizational documents of Borrowers;
4.6    The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on any Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrowers and is the binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrowers’ payment of a Ten Thousand Dollar ($10,000.00) commitment and extension fee, which fee shall be deemed fully earned as of the date hereof, and all Bank Expenses incurred in connection with the existing Loan Documents and the modifications herein.
9.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of North Carolina.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWERS:
CHANNELADVISOR CORPORATION
By: /s/ M. Scot Wingo
Name: M. Scot Wingo
Title: Chairman and Chief Executive Officer
MERCHANDISING ADVISOR CORPORATION
By: /s/ M. Scot Wingo
Name: M. Scot Wingo
Title: President and Chief Executive Officer
CA MARKETPLACES, INC.
By: /s/ M. Scot Wingo
Name: M. Scot Wingo
Title: President and Chief Executive Officer
CHANNELADVISOR UK LIMITED
By: /s/ M. Scot Wingo
Name: M. Scot Wingo
Title: Director
CA WASHINGTON, LLC
By: /s/ M. Scot Wingo
Name: M. Scot Wingo
Title: President and Chief Executive Officer
BANK:
SILICON VALLEY BANK
By: /s/ Andrew J. Kirk
Name: Andrew J. Kirk
Title: Director

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:        SILICON VALLEY BANK                    Date:
FROM:     CHANNELADVISOR CORPORATION

The undersigned authorized officer of ChannelAdvisor Corporation (“Parent”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (as amended from time to time, the “Agreement”), (1) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) each Borrower, and each of its respective Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which any Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that any Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly Financial Statements	Quarterly within 30 days	Yes No
Compliance Certificate	Quarterly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within180 days	Yes No
A/R & A/P Agings, Deferred Revenue Reports	Quarterly within 30 days and with each request for a Credit Extension	Yes No
Transaction Reports	Quarterly within 30 days and with each request for a Credit Extension	Yes No
Projections	FYE within 30 days	Yes No
Field Exam	Annually	Yes No

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio	1.10 to 1.00	:1.00	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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ChannelAdvisors Corporation By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No